Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 25, 2015 (except for the paragraph under the caption “Amendment to Certificate of Incorporation” within Note 1 and Note 16, as to which the date is October 30, 2015), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-207393) and related Prospectus of Axsome Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

New York, New York

October 30, 2015